Exhibit 10.3

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

by and among

ABRAXAS ENERGY PARTNERS, L.P.

and

THE PURCHASERS NAMED HEREIN

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS	1
SECTION 1.01	DEFINITIONS	1
SECTION 1.02	REGISTRABLE SECURITIES	4

ARTICLE II	Registration Rights	4
SECTION 2.01	SHELF REGISTRATION	4
SECTION 2.02	PIGGYBACK REGISTRATION	8
SECTION 2.03	UNDERWRITTEN OFFERING	9
SECTION 2.04	REGISTRATION PROCEDURES	10
SECTION 2.05	COOPERATION BY HOLDERS	13
SECTION 2.06	RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES 14
SECTION 2.07	EXPENSES	15
SECTION 2.08	INDEMNIFICATION	16
SECTION 2.09	RULE 144 REPORTING	18
SECTION 2.10	LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS	19

ARTICLE III	MISCELLANEOUS	19
SECTION 3.01	COMMUNICATIONS	19
SECTION 3.02	SUCCESSORS AND ASSIGNS	19
SECTION 3.03	TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS	19
SECTION 3.04	AGGREGATION OF REGISTBABLE SECURITIES	19
SECTION 3.05	RECAPITALIZATION, EXCHANGES, ETC. AFFECTING THE COMMON
UNITS	20
SECTION 3.06	CHANGE OF CONTROL	20
SECTION 3.07	SPECIFIC PERFORMANCE	20
SECTION 3.08	COUNTERPARTS	20
SECTION 3.09	HEADINGS	21
SECTION 3.10	GOVERNING LAW	21
SECTION 3.11	SEVERABILITY OF PROVISIONS	21
SECTION 3.12	ENTIRE AGREEMENT	21
SECTION 3.13	AMENDMENT	21
SECTION 3.14	NO PRESUMPTION	21
SECTION 3.15	INTERPRETATION	21

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REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of May 25, 2007, by and among ABRAXAS ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), and the Purchasers listed on the signature pages attached hereto (individually, a “Purchaser” or collectively “Purchasers”). Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement, as defined below.

RECITALS

WHEREAS, as of the date hereof, the Partnership and the Purchasers entered into a Purchase Agreement dated as of May 25, 2007 (the “Purchase Agreement”), pursuant to which the Partnership agreed to issue and sell to each Purchaser, and each Purchaser agreed to purchase from the Partnership, the Purchased Securities; and

WHEREAS, to induce the Purchasers to enter into the Purchase Agreement and to consummate the transactions contemplated therein, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers; and

WHEREAS, it is a condition to the consummation of the transaction contemplated by the Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01	Definitions. The terms set forth below are used herein as so defined:

“ABP” means Abraxas Petroleum Corporation, a Nevada corporation.

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in New York, New York.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means common stock, par value $.01 per share, of ABP.

“Common Units” has the meaning assigned to such term in the Partnership Agreement.

“Effectiveness Period” has the meaning specified in Section 2.01(a)(i).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Agreement” means that certain Exchange and Registration Rights Agreement dated as of the date hereof by and among ABP and the purchasers named therein.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified in Section 2.02(a).

“IPO” means the initial public offering of Common Units by the Partnership under the Securities Act that results in the Common Units being listed for trading on the New York Stock Exchange, the Nasdaq Global Market or the American Stock Exchange or any affiliate of the New York Stock Exchange, the Nasdaq Global Market or the American Stock Exchange.

“IPO Liquidated Damages Amount” shall mean an amount equal to 0.25% of the product of $16.66 (subject to appropriate adjustments for any subdivision or combination of the Purchased Securities after the date hereof) times the number of Purchased Securities then held by such Purchaser per 30-day period, that shall accrue daily, for the first 60 days, with such amount increasing by an additional 0.25% of the product of $16.66 (subject to appropriate adjustments for any subdivision or combination of Purchased Securities after the date hereof) times the number of Purchased Securities then held by such Purchaser per 30-day period for each subsequent 60 days, up to a maximum per 30-day period of 1.00% of the product of $16.66 (subject to appropriate adjustments for any subdivision or combination of Purchased Securities after the date hereof) times the number of Purchased Securities then held by such Purchaser. The IPO Liquidated Damages Amount for any period of less than 30-days shall be prorated by multiplying the IPO Liquidated Damages Amount to be paid in a full 30-day period by a fraction, the numerator of which is the number of days for which the IPO Liquidated Damages Amount is owed, and the denominator of which is 30.

“IPO Registration Statement” has the meaning specified in Section 2.01(a).

“Liquidated Damages” has the meaning specified in Section 2.01(e)(i).

“Losses” has the meaning specified in Section 2.08(a).

“Managing Underwriter” means the book running lead manager or managers of any Underwritten Offering including the IPO.

“Partnership” has the meaning specified therefor in the introductory paragraph.

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“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Abraxas Energy Partners, L.P. dated May 25, 2007.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Registration Statement or Prospectus” has the meaning specified in Section 2.02(b).

“Purchase Agreement” has the meaning specified in the recitals.

“Purchased Securities” means the Common Units issued and sold by the Partnership pursuant to the Purchase Agreement.

“Purchased Underwriter Registration Statement” has the meaning specified in Section 2.05(m).

“Purchasers” has the meaning specified in the introductory paragraph hereto.

“Registrable Securities” means the Common Units (i) comprising the Purchased Securities and any units or other equity securities issued in exchange therefor in connection with any merger, consolidation, recapitalization or other business combination involving the Partnership, (ii) issued as Liquidated Damages pursuant to Section 2.01(e)(i), or (iii) issued in respect of such Purchased Securities by reason of or in connection with any dividend, distribution, split or purchase in any rights offering, until such time as such securities cease to be Registrable Securities pursuant to Section 1.02.

“Registration Expenses” has the meaning specified therefor in Section 2.07(a).

“Required Effective Date” has the meaning specified in Section 2.01(a)(i).

“S-3 Shelf Registration Statement” has the meaning specified in Section 2.01(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified in Section 2.07(a)(ii).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified in Section 2.08(a).

“Shelf Liquidated Damages” shall mean an amount equal to 0.25% of the product of $16.66 (subject to appropriate adjustments for any subdivision or combination of Registrable Securities after the date hereof) times the number of Registrable Securities then held by such Holder (and not then included on an effective Piggyback Registration Statement or Prospectus)

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per 30-day period, that shall accrue daily, for the first 60 days, with such amount increasing by an additional 0.25% of the product of $16.66 (subject to appropriate adjustments for any subdivision or combination of Registrable Securities after the date hereof) times the number of Registrable Securities then held by such Holder (and not then included on an effective Piggyback Registration Statement or Prospectus) per 30-day period for each subsequent 60 days, up to a maximum per 30-day period of 1.00% of the product of $16.66 (subject to appropriate adjustments for any subdivision or combination of Registrable Securities after the date hereof) times the number of Registrable Securities then held by such Holder. Shelf Liquidated Damages for any period of less than 30-days shall be prorated by multiplying the Shelf Liquidated Damages to be paid in a full 30-day period by a fraction, the numerator of which is the number of days for which Shelf Liquidated Damages are owed, and the denominator of which is 30.

“Shelf Registration Filing Date” has the meaning specified in Section 2.01(a)(i).

“Shelf Registration Statement” has the meaning specified in Section 2.01(a)(i).

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 1.02     Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force under the Securities Act) or is eligible for sale without registration, pursuant to Rule 144(k) promulgated by the Commission pursuant to the Securities Act (or any similar provision then in force under the Securities Act), in the opinion of counsel to the Partnership; (c) such Registrable Security is held by the Partnership or one of its subsidiaries; (d) such Registrable Security has been converted into shares of Common Stock pursuant to the Exchange Agreement; (e) the Partnership is liquidated and dissolved of the Partnership; or (f) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01	Shelf Registration.
(a)	Shelf Registration and IPO Registration.

(i)           As soon as practicable following the Closing Date, the Partnership shall use its commercially reasonable efforts to prepare and file with the Commission (i) a registration statement under the Securities Act for an IPO (the “IPO Registration Statement”) and (ii) a registration statement under the Securities Act to permit the public resale by the Holders of the Registrable Securities from time to time as permitted by Rule 415 (or any similar provision then in force) of the Securities Act (the “Shelf Registration

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Statement”). The Partnership shall use its commercially reasonable efforts to cause the IPO Registration Statement and the Shelf Registration Statement to become effective on or before February 14, 2008 (the “Required Effective Date”). The IPO Registration Statement and the Shelf Registration Statement filed pursuant to this Section 2.01(a)(i) shall be on such appropriate registration form of the Commission as shall be selected by the Partnership.

(ii)          The Partnership shall cause the Shelf Registration Statement filed pursuant to Section 2.01(a)(i) to be continuously effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders and that it conforms in all material respects with the requirements of the Securities Act during the entire period beginning on the date the Shelf Registration Statement first is declared effective under the Securities Act and ending on the earlier to occur of (i) the date all Registrable Securities covered by such Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement and (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have ceased to be Registrable Securities hereunder in accordance with Section 1.02 (the “Effectiveness Period”). The Shelf Registration Statement when declared effective will comply as to form in all material respects with all applicable requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As soon as practicable following the date that the Shelf Registration Statement becomes effective, but in any event within three Business Days of such date, the Partnership shall provide the Purchasers with written notice of the effectiveness of the Shelf Registration Statement.

(iii)        If the Shelf Registration Statement is not declared effective by the Commission by the Required Effective Date, then following the Required Effective Date, until such time as the Shelf Registration Statement is declared effective or there are no longer any Registrable Securities outstanding, the Partnership shall pay each Holder with respect to any such failure, Shelf Liquidated Damages as liquidated damages and not as a penalty. The Holders’ rights to be paid Shelf Liquidated Damages under this Section 2.01 shall terminate when such Registrable Securities cease to be Registrable Securities. If the Partnership is unable to proceed with the Shelf Registration Statement due to (i) trading in securities generally on the exchange in which the Partnership has applied to list its securities having been suspended or materially disrupted, (ii) a banking moratorium having been declared by federal or state authorities, or (iii) there having been a declaration of a national emergency by the President of the United States or a declaration of war by the United States Congress, then the Partnership’s obligation to pay the Shelf Liquidated Damages pursuant to this section shall temporarily cease until the Partnership, in its good faith judgment, is no longer unable to proceed with the Shelf Registration Statement.

(iv)         If the IPO Registration Statement is not declared effective by the Commission by the Required Effective Date, then the Partnership shall pay each Holder, as liquidated damages and not as a penalty, the IPO Liquidated Damages Amount. The payment of the IPO Liquidated Damages Amount to a Holder pursuant to this provision

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shall cease at the earlier of (i) the consummation of an IPO; (ii) the dissolution and liquidation of the Partnership; and (iii) the later of November 14, 2008 and the date on which the shareholders of ABP approve an exchange of the Purchased Securities then held by the Holders into shares of Common Stock pursuant to the Exchange Agreement. If the Partnership is unable to proceed with the IPO due to (i) trading in securities generally on the exchange in which the Partnership has applied to list its securities having been suspended or materially disrupted, (ii) a banking moratorium having been declared by federal or state authorities, or (iii) there having been a declaration of a national emergency by the President of the United States or a declaration of war by the United States Congress, then the Partnership’s obligation to pay the IPO Liquidated Damages Amount pursuant to this section shall temporarily cease until the Partnership, in its good faith judgment, is no longer unable to proceed with the IPO.

(b)          S-3 Registration Statement. If the Partnership becomes eligible to use Form S-3 or such other short-form registration statement form under the Securities Act, the Partnership shall promptly give notice of such eligibility to the Holders covered thereby and may (unless the Holders reasonably object) or shall, at the request of the Holders, promptly convert the Shelf Registration Statement on Form S-1 to a registration statement on Form S-3 or such other short-form registration statement by means of a post-effective amendment or otherwise (the “S-3 Shelf Registration Statement”) for the resale of any then existing Registrable Securities unless any Holder with Registrable Securities registered under the Shelf Registration Statement notifies the Partnership within 10 Business Days of receipt of the Partnership notice that such conversion would interfere with its distribution of Registrable Securities already in progress and provides a reasonable explanation therefor, in which case the Partnership will delay the conversion of the Shelf Registration Statement for a reasonable time after receipt of the first such notice, not to exceed 30 days in the aggregate, for all Holders requesting such suspension (unless the Partnership, at such time as the conversion from Form S-1 to Form S-3 or such other short-form registration statement may occur, would otherwise be required to amend the Shelf Registration Statement and require that Holders suspend sales). Upon the effectiveness of the S-3 Shelf Registration Statement, all references to the Shelf Registration Statement in this Agreement shall then automatically be deemed to be a reference to the S-3 Shelf Registration Statement.

(c)          Delay Rights. Notwithstanding anything to the contrary contained in this Agreement, the Partnership may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, from time to time suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder covenants and agrees that it shall immediately discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement), for a period or periods not to exceed an aggregate of either 60 days in a 90-day period or 90 days in any 365-day period, if (i) the Partnership is pursuing a material acquisition, merger, reorganization, disposition or other similar transaction and the Partnership determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement, (ii) the Partnership has experienced some other material non-public event or is in possession of material non-public information concerning the Partnership, the disclosure of which at such time, in the good faith judgment of the Partnership, would materially adversely affect the Partnership, or (iii) at any time prior to the time when the Partnership is eligible to utilize the S-3 Shelf

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Registration Statement, the Partnership has prepared and filed with the Commission a post-effective amendment for the purpose of updating financial information or other information therein and such post-effective amendment has not been declared effective by the Commission. Upon disclosure of such information or the termination of the condition or expiration of the period described above, as applicable, the Partnership shall provide prompt notice within two Business Days to each Selling Holder whose Registrable Securities are included in the Shelf Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

(d)          Delay in Effectiveness of Shelf Registration Statement; Certain Suspensions. If (i) the Holders shall be prohibited from selling their Registrable Securities included under the Shelf Registration Statement as a result of a suspension pursuant to Section 2.01(c) in excess of the periods permitted therein or (ii) the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose (other than in connection with a suspension pursuant to Section 2.01(c)) without being succeeded by a post-effective amendment to the Shelf Registration Statement, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, then until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed, if applicable, the Partnership shall pay the Holders Shelf Liquidated Damages with respect to the Registrable Securities registered thereon, following (x) the date on which the suspension period exceeded the permitted period under Section 2.01(c), if applicable, or (y) the eleventh Business Day after the Shelf Registration Statement ceased to be effective or failed to be useable for its intended purposes, if applicable, as liquidated damages and not as a penalty. For purposes of this Section 2.01(d), a suspension shall be deemed lifted on the date that notice that the suspension has been lifted is delivered to the Purchasers pursuant to Section 3.01 of this Agreement.

(e)	Liquidated Damages.

(i)           General. The Shelf Liquidated Damages or IPO Liquidated Damages Amount (collectively, “Liquidated Damages”) payable to each Holder pursuant to this Agreement shall be payable within ten Business Days of the end of each such 30-day period. Any Liquidated Damages shall be paid to each Holder in cash or immediately available funds; provided, however, that if the Partnership certifies that it is unable to pay Liquidated Damages in cash or immediately available funds because such payment would result in a breach under any of the Partnership’s or its subsidiaries’ credit facilities, then the Partnership may pay the Liquidated Damages in kind in the form of the issuance of additional Common Units. Upon any issuance of Common Units as Liquidated Damages, the Partnership shall promptly prepare and file an amendment to the Shelf Registration Statement prior to its effectiveness adding such Common Units to such registration statement as additional Registrable Securities. The determination of the number of Common Units to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by the lesser of (i) market value of each Common Unit at the time the Liquidated Damages are paid or (ii) $16.66 (subject to appropriate adjustments for any subdivision or combination of Registrable Securities after the date

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hereof). Any payments made pursuant to Section 2.01 shall constitute the Holders’ exclusive remedy for such events. Liquidated Damages shall be paid to the Holders in immediately available funds.

(ii)          Limitation. Notwithstanding anything in this Agreement to the contrary, the Holders shall not be entitled to receive Shelf Liquidated Damages if the Partnership is already paying the Holders the IPO Liquidated Damages Amount.

Section 2.02	Piggyback Registration.

(a)          IPO Participation. Prior to the filing of an IPO Registration Statement, the Partnership shall offer the Holders then holding more than $10 million of Registrable Securities (calculated based on the Per Unit Purchase Price of such Common Units), the opportunity to include in such IPO such number of Registrable Securities as each such Holder may request in writing. Subject to Section 2.02(c), the Partnership shall include in such IPO Registration Statement all such Registrable Securities (“Included Registrable Securities”) with respect to which the Partnership has received requests within ten Business Days after the Partnership’s notice has been delivered in accordance with Section 3.01. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in the IPO. If, at any time after giving written notice of its intention to undertake an IPO and prior to the closing of such IPO, the Partnership shall determine for any reason not to undertake or to delay such IPO, the Partnership may, at its election, give written notice of such determination to the Selling Holders and, (i) in the case of a determination not to undertake such IPO, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated IPO, and (ii) in the case of a determination to delay such IPO, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the IPO. If any Holder disapproves of the terms of such IPO, such Holder may elect to withdraw therefrom by written notice to the Partnership and the Managing Underwriter delivered (i) prior to the commencement of any marketing efforts for the Underwritten Offering or (ii) at any time up to and including the time of pricing of the Underwritten Offering if the price to the public at which the Registrable Securities are proposed to be sold is not within the price range stated on the front cover of the preliminary prospectus for the IPO. The Partnership will provide notice to the Holders on the second trading day prior to the date of commencement of marketing efforts and the applicable price or price range determined under the immediately preceding sentence. If any Holder disapproves of the terms of an Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Partnership of such withdrawal up to and including the time of pricing of such offering. No such withdrawal shall affect the Partnership’s obligation to pay all Registration Expenses.

(b)          Underwritten Offering Participation. If at any time after the closing of an IPO, the Partnership proposes to file (i) a shelf registration statement or (ii) a registration statement other than a shelf registration statement, in either case, for the sale of Common Units in an Underwritten Offering for its own account and/or the account of another Person, then as soon as practicable but not less than ten Business Days prior to the filing of (x) any preliminary prospectus supplement to a prospectus that includes the Registrable Securities, relating to such Underwritten Offering pursuant to Rule 424(b), (y) the prospectus supplement to a prospectus that includes the Registrable Securities, relating to such Underwritten Offering pursuant to Rule

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424(b) (if no preliminary prospectus supplement is used) or (z) such registration statement, as the case may be (any of the foregoing registration statements, a “Piggyback Registration Statement or Prospectus”), the Partnership shall give notice of such proposed Underwritten Offering to the Holders then holding more than $10 million of Registrable Securities (calculated based on the Per Unit Purchase Price of such Common Units) and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities as each such Holder may request in writing. Subject to Section 2.02(c), the Partnership shall include in such Underwritten Offering all such Registrable Securities with respect to which the Partnership has received requests within five Business Days after the Partnership’s notice has been delivered in accordance with Section 3.01. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Partnership shall determine for any reason not to undertake or to delay such Underwritten Offering, the Partnership may, at its election, give written notice of such determination to the Selling Holders and, (i) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Registrable Securities included in such offering in connection with such terminated Underwritten Offering, and (ii) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any such Registrable Securities for the same period as the delay in the Underwritten Offering. If any Holder disapproves of the terms of an Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Partnership of such withdrawal up to and including the time of pricing of such offering. No such withdrawal shall affect the Partnership’s obligation to pay all Registration Expenses.

(c)          Priority of Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units determines that the total amount of Common Units which the Selling Holders and any other Persons intend to include in such offering pursuant to Section 2.02(a) and (b) exceeds the number which can be sold in such offering without being likely to have an adverse effect in any material respect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises the Partnership can be sold without having such adverse effect, with such number to be first allocated to the Partnership and second, if there remains availability for additional Common Units to be included in such Underwritten Offering, pro rata among the Selling Holders and third, if there remains availability for additional Common Units to be included in such Underwritten Offering, pro rata among other holders of securities of the Partnership who have requested participation in the Underwritten Offering.

Section 2.03	Underwritten Offering.

(a)          Underwritten Offering. Any one or more Holders may deliver written notice to the Partnership that such Holders wish to dispose of Registrable Securities under the Shelf Registration Statement in an Underwritten Offering if the Holders reasonably anticipate selling collectively at least $20 million of Common Units (calculated based on the Per Unit Purchase Price of such Common Units). Upon receipt of such written request, the Partnership shall use

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commercially reasonable efforts to retain underwriters and effect such sale through an Underwritten Offering and take all commercially reasonable actions as are reasonably requested by the Managing Underwriter or underwriters to expedite or facilitate the disposition of such Registrable Securities, including the entering into an underwriting agreement, and participation by the Partnership’s management in a “road show” or similar marketing effort; provided, however, that the Partnership shall not be required to cause its management to participate in a “road show” or similar marketing effort on behalf of any Holder if (i) the Managing Underwriter or underwriters of any such proposed Underwritten Offering advise the Partnership that the gross proceeds of the Underwritten Offering are not expected to exceed $30 million; and (ii) a “bought deal” or “overnight transaction” is contemplated. The Partnership may elect to include primary Common Units in any Underwritten Offering undertaken pursuant to this Section 2.03(a). In addition, any Underwritten Offering undertaken pursuant to this Section 2.03 will be subject to the provisions of Section 2.02(c).

(b)          General Procedures. In connection with an Underwritten Offering, each Selling Holder and the Partnership shall be obligated to enter into an underwriting agreement which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting agreement, and furnish to the Partnership such information as the Partnership may reasonably request in writing for inclusion in the IPO Registration Statement, Piggyback Registration Statement or Prospectus or Shelf Registration Statement, as the case may be. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Partnership or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of the Offering contemplated by this Section 2.03, such Selling Holder may elect to withdraw therefrom by notice to the Partnership and the Managing Underwriter and such withdrawal may be made up to and including the time of pricing of the Underwritten Offering. No such withdrawal or abandonment shall affect the Partnership’s obligation to pay Registration Expenses.

(c)          Appointment of Underwriters. In connection with an Underwritten Offering, the Partnership shall have the sole right to appoint the Managing Underwriters.

Section 2.04      Registration Procedures.       In connection with its obligations contained in Section 2.01 and 2.02 hereof, the Partnership will, as promptly as reasonably practicable:

(a)          subject to Section 2.01(c), prepare and file with the Commission the Shelf Registration Statement, and any amendments and supplements thereto and the prospectus used in

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connection therewith or reports filed with the Commission pursuant to Section 13(a), 13(c), 14 of 15(d) of the Exchange Act as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities included in the Shelf Registration Statement;

(b)          furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement and the Prospectus included therein or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as each Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;

(c)          if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as any Selling Holder or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d)          promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(e)          immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event (other than any event specified in Section 2.01(c))as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other

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registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, provided, however, that the Partnership shall not be required to specify in the written notice to the Selling Holders the nature of such event; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction; or (iv) the Commission requests that the Shelf Registration Statement or any other registration statement contemplated by this Agreement be amended or supplemented; following the provision of such notice, the Partnership agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove such stop order, suspension, threat thereof or proceedings related thereto;

(f)           in the case of an Underwritten Offering under Section 2.02 and 2.03 hereof, use its commercially reasonable efforts to furnish upon request, (i) an opinion of counsel for the Partnership, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and an opinion in customary form dated the date of the closing of the Underwritten Offering, and (ii) a “cold comfort” letter or letters, dated the date of execution of the underwriting agreement and a letter or letters of like kind dated the date of the closing of the Underwritten Offering, in each case, signed by the independent public accountants who have certified the financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter or letters shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) and as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities, and such other matters as such underwriters may reasonably request;

(g)          upon request, furnish to each Selling Holder copies of any and all transmittal letters or other written correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h)          otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act in accordance with Rule 158 thereunder (or any similar rule promulgated under the Securities Act) or otherwise;

(i)           make available to the appropriate representatives of the Managing Underwriter and each Selling Holder access to such information and personnel as is reasonable and customary

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to enable such parties to establish a due diligence defense under the Securities Act; provided that the Partnership need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with the Partnership reasonably satisfactory to the Partnership (including any confidentiality agreement referenced in Section 7.6 of the Purchase Agreement);

(j)           cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;

(k)          provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(l)           enter into customary agreements and take such other actions as are reasonably requested by any Selling Holder or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and

(m)         cooperate with such Purchaser in allowing such Purchaser to conduct customary “underwriter’s due diligence” with respect to the Partnership and satisfy its obligations in respect thereof if any Purchaser could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of the Partnership’s securities of any Purchaser pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement a “Purchaser Underwriter Registration Statement”). In addition, at any Purchaser’s request, the Partnership will furnish to such Purchaser, on the date of the effectiveness of any Purchaser Underwriter Registration Statement and thereafter from time to time on such dates as such Purchaser may reasonably request, (i) a letter, dated such date, from the Partnership’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Purchaser, and (ii) an opinion, dated as of such date, of counsel representing the Partnership for purposes of such Purchaser Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” assurance for such offering, addressed to such Purchaser. The Partnership will also permit legal counsel to such Purchaser to review and comment upon any such Purchaser Underwriter Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Purchaser Underwriter Registration Statement within a reasonable number of days prior to their filing with the Commission and not file any Purchaser Underwriter Registration Statement or amendment or supplement thereto in a form to which such Purchaser’s legal counsel reasonably objects. If any Purchaser desires to be named as a statutory underwriter in the Shelf Registration Statement, it shall, within three business days of being informed by the Partnership of the filing thereof, notify the Partnership of such desire and the Partnership shall comply with that request.

Section 2.05	Cooperation by Holders.

(a)          Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in Section 2.01(c) or subsection (e) of Section 2.04, shall

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forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.01(c) or subsection (e) of Section 2.04 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Holder will, or will request the Managing Underwriter or underwriters, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, which shall be used solely to comply with any document retention policy of such Selling Holder of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice unless supplemented by filings incorporated by reference.

(b)          The Partnership shall have no obligation to include in the Shelf Registration Statement, Piggyback Registration Statement or Prospectus or IPO Registration Statement, Registrable Securities of a Selling Holder who has failed to timely furnish such information which, in the opinion of counsel to the Partnership, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06	Restrictions on Public Sale by Holders of Registrable Securities.
(a)	IPO.

(i)           Each Holder selling Registrable Securities in the IPO will be required, upon request of the Managing Underwriters in the IPO, to enter into a standard lock-up agreement covering Registrable Securities for a period of up to 90 days beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of the IPO, provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the Managing Underwriters on the Partnership or the officers, directors or any other unitholder of the Partnership on whom a restriction is imposed. In the event that either (x) during the last 17 days of the 90-day period referred to in this Section 2.06(a)(i), the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (y) prior to the expiration of the 90-day restricted period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the lock-up restrictions described in this Section 2.06(a)(i) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(ii)          Each Holder that does not sell Registrable Securities in the IPO, will be required, upon request of the Managing Underwriters in the IPO, to enter into a standard lock-up agreement covering Registrable Securities for a period of up to 60 days beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of the IPO, provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the Managing Underwriters on the Partnership or the officers, directors or any other unitholder of the Partnership on whom a restriction is imposed. In

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the event that either (x) during the last 17 days of the 60-day period referred to in this Section 2.06(a)(ii), the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (y) prior to the expiration of the 60-day restricted period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day restricted period, the lock-up restrictions described in this Section 2.06(a)(ii) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(b)          Underwritten Offering. For one year following the consummation of an IPO, each Holder who, along with its Affiliates, holds at least $10 million of Registrable Securities (calculated based on the Per Unit Purchase Price of such Common Units) shall agree not to effect any public sale or distribution of the Registrable Securities during the 30 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering that is not the IPO, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Partnership or the officers, directors or any other unitholder of the Partnership on whom a restriction is imposed. In the event that either (x) during the last 17 days of the 30-day period referred to in this Section 2.06(b), the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (y) prior to the expiration of the 30-day restricted period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 30-day restricted period, the lock-up restrictions described in this Section 2.06(b) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that the extension provided for by this sentence shall no longer apply when the Partnership is eligible to use Form S-3 and meets the definition of “actively traded securities” in Regulation M.

Section 2.07	Expenses.
(a)	Certain Definitions.

(i)           “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration Statement pursuant to Section 2.01, a Piggyback Registration Statement or Prospectus pursuant to Section 2.02 or an Underwritten Offering pursuant to Section 2.03, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and quotation system fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. Except as otherwise provided in Section 2.08 hereof, the Partnership shall not be

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responsible for legal fees or other costs incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

(ii)          “Selling Expenses,” means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

(b)          Expenses. The Partnership will pay all reasonable Registration Expenses in connection with the Shelf Registration Statement filed pursuant to Section 2.01(a) of this Agreement, a Piggyback Registration Statement or Prospectus pursuant to Section 2.02 or an Underwritten Offering pursuant to Section 2.03, whether or not the applicable registration statement becomes effective or any sale is made pursuant to the Shelf Registration Statement, a Piggyback Registration Statement or Prospectus or an Underwritten Offering. The Partnership shall not be responsible for any Selling Expenses. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.08	Indemnification.

(a)          By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its Affiliates and their respective directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (in the case of a prospectus, in the light of the circumstances under which they were made), and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings within a reasonable time after such expenses are incurred and the Selling Holder Indemnified Person notifies the Partnership of such expenses; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon (i) either an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable or (ii) the breach by any Selling Holder of the agreements by such Selling Holder set forth in Section 2.01(c) or Section 2.05(a). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

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(b)          By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, its Affiliates and their respective directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to (i) information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto or (ii) the breach by any Selling Holder of the agreements by such Selling Holder set forth in Section 2.01(c) or Section 2.05(a); provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)          Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 2.08 except to the extent that it has been materially prejudiced by such failure and shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.08. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and outside counsel to the indemnified party shall have concluded in writing that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, (i) no indemnifying party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party and does not contain any admission of wrongdoing or illegal activity by the indemnified party and (ii) no indemnifying party shall be liable for any settlement of any such action effected without its consent (which shall not be unreasonably withheld).

(d)          Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to the Partnership or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such

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indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Partnership on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the Partnership on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)          Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09      Rule 144 Reporting     With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:

(a)          Make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times after the effective date of the first registration statement filed by the Partnership for an offering of its securities to the general public;

(b)          File with the Commission in a timely manner all reports and other documents required to be filed by the Partnership under the Securities Act and the Exchange Act (at any time that it is subject to such reporting); and

(c)          So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, if any, filed with the Commission, and such other reports and documents filed with the Commission as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such Registrable Securities without registration.

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Section 2.10      Limitation on Subsequent Registration Rights. From and after the date hereof, the Partnership shall not, without the prior written consent of the Holders of a majority of the then outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of the Partnership that would allow such current or future holder to require the Partnership to include securities in any registration statement filed by the Partnership on a basis that is senior in any way to the registration rights granted to the Purchasers hereunder.

ARTICLE III

MISCELLANEOUS

Section 3.01      Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

(a)          if to any Purchaser, at the most current address given by such Purchaser to the Partnership in accordance with the provisions of this Section 3.01, which address initially is, with respect to the Purchasers, the addresses set forth in the Purchase Agreement,

(b)          if to a permitted transferee of a Purchaser, to such Holder at the address furnished by such permitted transferee, and

(c)          if to the Partnership, at 500 N. Loop 1604 East, Suite 100, San Antonio, TX 78232, or such other address notice of which is given in accordance with the provisions of this Section 3.01.

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile; and when actually received, if sent by any other means.

Section 3.02     Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03      Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to the Holders hereunder may be transferred or assigned by one or more Holders to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that (a) unless such transferee is a Holder or an Affiliate of the transferring Holder, or the transfer is to a swap counterparty, following such transfer or assignment, each such transferee or assignee owns Registrable Securities representing at least $10 million of Registrable Securities (calculated based on the Per Unit Purchase Price of such Common Units) or the Partnership otherwise consents to such transfer or assignment, (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee assumes in writing responsibility for its portion of the obligations of such Holder under this Agreement (unless it is already a party to this Agreement).

Section 3.04      Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of

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determining the availability of any rights under this Agreement. In addition, all Registrable Securities held or acquired by (i) Fiduciary/Claymore MLP Opportunity Fund and its Affiliates, FAMCO MLP Partners, LLC, Series ABP-1 and its Affiliates shall be aggregated together for purposes of determining the availability of any rights under this Agreement, (ii) Energy Income and Growth Fund and its Affiliates, Third Point Partners Qualified LP and its Affiliates, Third Point Partners LP and its Affiliates, Third Point Offshore Fund, Ltd. and its Affiliates, Third Point Ultra Ltd. and its Affiliates shall be aggregated together for purposes of determining the availability of any rights under this Agreement, and (iii) Martin B Perlman Associates and its Affiliates, MEDDS III and its Affiliates, PH Industries, Inc. Money Purchase Plan and its Affiliates, Perlman Value Partners and its Affiliates, Morgan Stanley FBO Leonard Greenberg Roth IRA and its Affiliates, Morgan Stanley FBO JoAnn Hassan IRA and its Affiliates, and Morgan Stanley FBO JoAnn Hassan Roth IRA and its Affiliates shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

Section 3.05      Recapitalization, Exchanges, etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all Common Units or other partnership interests of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, including any Common Units or other equity securities that may be issued in exchange for Registrable Securities in connection with any merger, consolidation or other business combination involving the Partnership and any of its subsidiaries, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.06      Change of Control. The Partnership shall not merge, consolidate or combine with any other Person unless the agreement providing for such merger, consolidation or combination expressly provides for the continuation of the registration rights specified in this Agreement with respect to the Registrable Securities or other equity securities issued pursuant to such merger, consolidation or combination.

Section 3.07     Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief, including specific performance, in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.08      Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. In the event that this Agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format date file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf

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such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 3.09      Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.10      Governing Law. The laws of the State of New York shall govern this Agreement without regard to principles of conflict of laws.

Section 3.11      Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.12      Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.13     Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder, relative to any other Holder, without the consent of such Holder; and provided, further, however, that the immediately preceding proviso shall not apply to, and thus shall not prevent or impair the ability of the Partnership and the Holders of a majority of the then outstanding Registrable Securities to effect, a modification or waiver under of this Agreement.

Section 3.14      No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.15    Interpretation. Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to”. Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ABRAXAS ENERGY PARTNERS, L.P.

By:	/s/ Barbara M. Stuckey

Name: Barbara M. Stuckey

Title: President and Chief Operating Officer

[Signature Page to Registration Rights Agreement]